As filed with the Securities and Exchange Commission on September 24, 2009

Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NICE-SYSTEMS LTD.
(Exact Name of Registrant as Specified in Its Charter)

ISRAEL	N/A
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

8 Hapnina Street
P.O. Box 690
43107 Ra’anana
Israel
(Address of Principal Executive Offices) (Zip Code)

NICE-SYSTEMS LTD.
2008 SHARE INCENTIVE PLAN
(Full Title of the Plan)

NICE-Systems Inc.
301 Route 17 North
10th Floor
Rutherford, New Jersey 07070
(Name and Address of Agent For Service)

(201) 964-2600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam M. Klein, Adv.
Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
2 Weizmann Street
Tel Aviv 64239 Israel
+972-3-608-9999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value NIS 1.00 per share (1)	2,000,000	$31.38 (3)	$62,760,000	$3502.01

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), issuable upon deposit of ordinary shares, par value NIS 1.00 per share (“Ordinary Shares”), of NICE-Systems Ltd. (the “Company”) are registered on a separate registration statement. Each ADS represents one Ordinary Share.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the NICE-Systems Ltd. 2008 Share Incentive Plan (the “Plan”).

(3)	Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $31.38, the average of the high and low prices of the ADRs as reported on the Nasdaq Global Select Market on September 18, 2009, a date within 5 business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is filed by the Company and relates to an additional 2,000,000 Ordinary Shares, issuable to participants in the Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-153230) filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2008, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below. After giving effect to this filing, an aggregate of 4,000,000 Ordinary Shares have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

        The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Amended and Restated Memorandum of Association, as approved on December 21, 2006 (English translation) (filed as Exhibit 1.1 to NICE-Systems Ltd.‘s Annual Report on Form 20-F filed with the Commission on June 13, 2006, and incorporated herein by reference).

4.2	Amended and Restated Articles of Association, as approved on December 21, 2006 (filed as Exhibit 1.2 to NICE-Systems Ltd.‘s Annual Report on Form 20-F filed with the Commission on June 13, 2006, and incorporated herein by reference).

4.3	Form of Share Certificate (filed as Exhibit 4.1 to Amendment No. 1 to NICE-Systems Ltd.'s Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995, and incorporated herein by reference).

4.4	NICE-Systems Ltd. 2008 Share Incentive Plan, as amended (filed as Exhibit 4.8 to NICE-System Ltd.'s Annual Report on Form 20-F (File No. 000-27466) filed with Commission on April 6, 2009, and incorporated herein by reference).

5	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5).

24	Power of Attorney (included in signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra’anana, State of Israel, on the 23rd day of September, 2009.

NICE SYSTEMS LTD. By: /s/ Zeev Bregman —————————————— Zeev Bregman President and CEO	/s/ Dafna Gruber —————————————— Dafna Gruber CFO

POWER OF ATTORNEY

        Know all men by these present, that each individual whose signature appears below constitutes and appoints Haim Shani, Dafna Gruber, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her place and stead, in any and all capacities, to sign any all amendments (including post-effective amendments) to this Registration Statement and to file the same will all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates identified:

Signature	Title	Date

/s/ Ron Gutler —————————————— Ron Gutler	Chairman of the Board of Directors	September 22, 2009

/s/ Joseph Atsmon —————————————— Joseph Atsmon	Vice-Chairman of the Board of Directors	September 22, 2009

/s/ Zeev Bregman —————————————— Zeev Bregman	President and Chief Executive Officer (Principal Executive Officer)	September 22, 2009

/s/ Dafna Gruber —————————————— Dafna Gruber	Chief Financial Officer	September 22, 2009

/s/ Rimon Ben-Shaoul —————————————— Rimon Ben-Shaoul	Director	September 22, 2009

/s/ Yoseph Dauber —————————————— Yoseph Dauber	Director	September 22, 2009

/s/ Dan Falk —————————————— Dan Falk	Director	September 22, 2009

/s/ John Hughes —————————————— John Hughes	Director	September 22, 2009

/s/ Yocheved Dvir —————————————— Yocheved Dvir	Director	September 22, 2009

/s/ David Kostman —————————————— David Kostman	Director	September 22, 2009

Authorized Representative in the
United States:

NICE-SYSTEMS INC. By: /s/ David Ottensoser —————————————— David Ottensoser Corporate Secretary	September 23, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Amended and Restated Memorandum of Association, as approved on December 21, 2006 (English translation) (filed as Exhibit 1.1 to NICE-Systems Ltd.‘s Annual Report on Form 20-F filed with the Commission on June 13, 2006, and incorporated herein by reference).

4.2	Amended and Restated Articles of Association, as approved on December 21, 2006 (filed as Exhibit 1.2 to NICE-Systems Ltd.‘s Annual Report on Form 20-F filed with the Commission on June 13, 2006, and incorporated herein by reference).

4.3	Form of Share Certificate (filed as Exhibit 4.1 to Amendment No. 1 to NICE-Systems Ltd.'s Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995, and incorporated herein by reference).

4.4	NICE-Systems Ltd. 2008 Share Incentive Plan, as amended (filed as Exhibit 4.8 to NICE-System Ltd.'s Annual Report on Form 20-F (File No. 000-27466) filed with Commission on April 6, 2009, and incorporated herein by reference).

5	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5).

24	Power of Attorney (included in signature page of this Registration Statement).